CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated June 3, 2020, related to the statement of assets and liabilities of First Trust High Yield Opportunities 2027 Term Fund, appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 25, 2020